Exhibit 4.2

METABASIS THERAPEUTICS, INC.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of April 14, 2008, by and among METABASIS THERAPEUTICS, INC., a Delaware corporation (the “Company”) with its principal office at 11119 North Torrey Pines Road, La Jolla, California 92037, and the individuals and entities identified on the signature pages hereto (the “Purchasers”).  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in that certain Registration Rights Agreement of even date herewith in the form attached hereto as Exhibit F, by and among the Company and the individuals and entities identified on the signature pages thereto (the “Registration Rights Agreement”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance of the Common Shares and the Warrants (each as defined herein);

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the SEC (as defined herein) under the Securities Act (as defined herein); and

WHEREAS, at the Closing (as defined herein), the Company desires to sell, and each Purchaser desires severally, and not jointly, to purchase, the Common Shares and/or the Warrants, each as indicated below such Purchaser’s name on the applicable signature page hereto, upon the terms and conditions stated in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

AUTHORIZATION AND SALE OF COMMON SHARES AND WARRANTS

1.1          Authorization.  The Company has authorized (a) the sale and issuance of 2,485,103 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (b) the sale and issuance of warrants, in the form attached hereto as Exhibit A (the “Warrants”), to purchase up to 1,057,196 shares of the Common Stock at an exercise price per share equal to 115% of the closing consolidated bid price of the Common Stock on the NASDAQ Global Market as of April 11, 2008, pursuant to this Agreement.  The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the “Warrant Shares.”  The Common Shares and the Warrant Shares are

collectively referred to herein as the “Shares.”  The Shares and the Warrants are collectively referred to herein as the “Securities.”

1.2          Sale of Common Shares and Warrants.  At the Closing (as defined herein), subject to the terms and conditions of this Agreement and the Registration Rights Agreement, including without limitation, the conditions set forth in Article 5 and Article 6 of this Agreement, the Company shall issue and sell to each Purchaser and each Purchaser shall severally, and not jointly, purchase from the Company Common Shares in the amount indicated below such Purchaser’s name on the applicable signature page hereto and Warrants to purchase shares of the Common Stock in the amount indicated below such Purchaser’s name on the applicable signature page hereto, in exchange for the cash consideration set forth as the “Purchase Price” indicated below such Purchaser’s name on the applicable signature page hereto.  The portion of the “Purchase Price” attributable to the Common Shares is $2.34 per share and the portion of the “Purchase Price” attributable to each Warrant to purchase one share of the Common Stock is $0.125 per whole share.

ARTICLE 2

CLOSING DATES; DELIVERY

2.1          Closing Date.  Subject to the satisfaction (or waiver) of the conditions thereto set forth in Article 5 and Article 6 of this Agreement, the closing of the purchase and sale of the Common Shares and Warrants hereunder (the “Closing”) shall be held at the offices of Cooley Godward Kronish LLP (“Cooley”), 4401 Eastgate Mall, San Diego, California 92121, at 10:00 a.m. California time on April 16, 2008, or at such other time and place upon which the Company and the Purchasers purchasing a majority of the Common Shares at the Closing shall agree.  The date of the Closing is hereinafter referred to as the “Closing Date.”

2.2          Delivery.  At the Closing, the Company will deliver or cause to be delivered to each Purchaser a duly executed Warrant and a certificate representing the number of Common Shares purchased by such Purchaser, registered in such Purchaser’s name as indicated on the Stock Certificate Questionnaire completed by such Purchaser in the form attached hereto as Exhibit B-1.  Such delivery shall be against payment of the purchase price therefor by each such Purchaser as set forth as the “Purchase Price” indicated below such Purchaser’s name on the applicable signature page hereto by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers on and as of the date hereof:

3.1          Organization and Standing.  The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state.  Except as disclosed in the SEC

Documents (as defined herein), the Company does not own or control any equity security or other interest of any corporation, limited partnership or other business entity.

3.2          Corporate Power; Authorization.  The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver the Transaction Documents (as defined below), to sell and issue the Common Shares and Warrants, to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of such Warrants, and to carry out and perform all of its obligations under the Transaction Documents. The Transaction Documents constitute, and upon execution and delivery by the Company of the Warrants, the Warrants will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by equitable principles generally. The execution and delivery of the Transaction Documents does not, the performance of the Transaction Documents and the compliance with the provisions hereof will not, and the issuance, sale and delivery of the Common Shares and the Warrants by the Company will not, materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”) or the Company’s Amended and Restated Bylaws (the “Bylaws”) or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.  For purposes of this Agreement, “Transaction Documents” means this Agreement, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder or thereunder.

3.3          Issuance and Delivery of the Shares.  When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Common Shares will be validly issued, fully paid and nonassessable.  Upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and nonassessable.  The issuance and delivery of the Common Shares and the Warrants is not subject to preemptive or any other similar rights of the stockholders of the Company or to any liens or encumbrances imposed by the Company.

3.4          SEC Documents; Financial Statements.  The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “SEC”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the 12 months preceding the date of this Agreement.  As of their respective filing dates, all documents filed by the Company with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), as applicable.  None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.  The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments or to the extent that such unaudited statements do not include footnotes).

3.5          Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Transaction Documents except for (a) compliance with the securities and blue sky laws in the states in which the Common Shares and Warrants are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the filing of the Registration Statement and any amendments thereto with the SEC as contemplated by the Registration Rights Agreement, (c) the filing of the NASDAQ Stock Market Notification Form with the NASDAQ Stock Market (“NASDAQ”) and (d) the filing of a Form D with the SEC.

3.6          No Material Adverse Change.  Except as otherwise disclosed herein or in the SEC Documents, since December 31, 2007, there have not been any changes in the assets, liabilities, financial condition, business prospects or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse.

3.7          Authorized Capital Stock.  The authorized capital stock of the Company consists of (a) 100,000,000 shares of Common Stock, $0.001 par value, of which, as of March 3, 2008, 30,756,906 shares were outstanding, and (b) 5,000,000 shares of Preferred Stock, $0.001 par value, none of which shares are currently outstanding.  Except as disclosed in the SEC Documents and as contemplated by this Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind.

3.8          Litigation.  There are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) could have a material adverse effect on the Company’s properties or assets or the business of the Company as currently conducted or (b) could impair the ability of the Company to perform in any material respect its obligations under the Transaction Documents.

3.9          Eligibility to Use Form S-3.  The Company is eligible to use Form S-3 for the registration of its securities under the Securities Act which are offered in transactions involving secondary offerings, subject to any limitation on the number of securities registered in the event the SEC deems such registration statement to constitute a primary offering of securities by the Company.

3.10        Company not an “Investment Company.”  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.11        NASDAQ Compliance.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the NASDAQ, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NASDAQ, nor has the Company received any notification that the SEC, the Financial Industry Regulatory Authority or the NASDAQ is contemplating terminating such registration or listing.

3.12        Use of Proceeds.  The proceeds of the sale of the Common Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

3.13        Brokers and Finders.  No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company with respect to the offer and sale of the Securities, except for dealings with Collins Stewart LLC (the “Placement Agent”), whose commissions and fees will be paid by the Company.

3.14        No Directed Selling Efforts or General Solicitation.  Neither the Company nor any person or entity acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

3.15        No Integrated Offering.  Neither the Company nor any of its affiliates, nor any person or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

3.16        Private Placement.  Assuming the accuracy of the representations and warranties of the Purchasers contained in Sections 4.2 and 4.3 hereof, the offer and sale of the Securities to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.

3.17        Intellectual Property.

(a)           “Intellectual Property” shall mean patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes.

(b)           Except as disclosed in the SEC Documents and to the knowledge of the Company, the Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted as described in the SEC Documents, free and clear of all material liens and encumbrances.

(c)           Except as disclosed in the SEC Documents, the conduct of the Company’s business as currently conducted does not infringe or otherwise conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed by the Company to a third party, and, to the knowledge of the Company, the Intellectual Property and confidential information of the Company are not being Infringed by any third party.

(d)           Each employee, consultant and contractor of the Company who has had access to confidential information of the Company that is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such confidential information that is substantially consistent with the Company’s standard forms thereof.

3.18        Questionable Payments.  Neither the Company nor, to the knowledge of the Company, any of its current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.19        Transactions with Affiliates.  Except as disclosed in the SEC Documents and as contemplated pursuant to the Transaction Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

3.20        Disclosure.  The information contained in the Exchange Act Documents as of the date hereof does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  For purposes herein, “Exchange Act Documents” are the documents filed by the Company under the Exchange Act, since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-K.

3.21        Dilution; Sales By Purchasers.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents and the Warrants, including without limitation its obligation to issue the Warrants, are unconditional and absolute and not subject to any right of setoff, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.5 and Article 7 hereof, Article 3 of the Registration Rights Agreement and Section 4.3 of the Warrants), it is understood and agreed by the Company (i) that none of the Purchasers have been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that future open market or other transactions by any Purchaser, including short sales, and specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.

3.22        Sarbanes-Oxley; Disclosure Controls and Procedures.  The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it.  Except as disclosed in the SEC Documents, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company is made known to its chief executive officer and chief financial officer by others within the Company.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by its most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there has been no change in the Company’s internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

3.23        Taxes.  The Company has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not reasonably be expected to have a material adverse effect on the Company.

3.24        Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the business in which the Company is engaged, (ii) with the resources of the Company and (iii) at a similar stage of development as the Company.  The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires.  The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

Each Purchaser hereby severally, and not jointly, represents and warrants to the Company on and as of the date hereof:

4.1          Authorization.  Purchaser represents and warrants to the Company that: (a) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Common Shares and/or the Warrants to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

4.2          Investment Experience.  Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Purchaser is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Shares and/or the Warrants.  Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Common Shares and/or Warrants.

4.3          Investment Intent.  Purchaser is purchasing the Common Shares and/or the Warrants for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act, other than as contemplated by Article 7. Purchaser understands that its acquisition of the Common Shares and/or the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. Purchaser, in connection with its decision to purchase the Common Shares and/or the Warrants, has relied solely upon the SEC Documents and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

4.4          Registration or Exemption Requirements.  Purchaser further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

4.5          Dispositions.

(a)           Purchaser will not, prior to the effectiveness of the Registration Statement, if then prohibited by law or regulation: (i) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”) the Securities; or (ii) engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of Securities by such Purchaser or an affiliate.  In addition, Purchaser agrees that for so long as it owns any Shares, it will not enter into any short sale of the Common Stock executed at a time when the Purchaser has no equivalent offsetting long position in the Common Stock.  For purposes of determining whether the Purchaser has an equivalent offsetting long position in the Common Stock, shares of Common Stock that the Purchaser is entitled to receive within 60 days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by the Purchaser.

(b)           Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company, the Placement Agent or any other Person regarding the transactions contemplated hereby.  Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

For purposes of this Section 4.5(b), (i) “Person” shall include, without limitation, any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company or joint stock company and (ii) “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

4.6          No Legal, Tax or Investment Advice.  Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Common Shares and/or the Warrants constitutes legal, tax or investment advice.  Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares and/or the Warrants.

4.7          Confidentiality.  Purchaser will hold in confidence all information concerning this Agreement and the placement of the Securities hereunder until the earlier of such time as (a) the Company has made a public announcement concerning the Agreement and the placement of the Securities hereunder or (b) this Agreement is terminated.

4.8          Residency.  Purchaser’s executive offices in which its investment decision was made are in the jurisdiction indicated below such Purchaser’s name on the applicable signature page hereto.

4.9          Governmental Review.  Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

4.10        Legend.

(a)           Purchaser understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”

(b)           The Company agrees that at such time as such legend is no longer required under this Section 4.10, it will, no later than three business days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Common Shares or Warrant Shares, as applicable, issued with a restrictive legend and a signed and completed certificate of sale in substantially the form of Exhibit E attached hereto, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from any legend referring to the Securities Act.  The Company shall not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company.  All costs and expenses related to the removal of the legends and the reissuance of any Securities shall be borne by the Company.

(c)           Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.10 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either (i) the registration requirements of the Securities Act and such Purchaser shall have delivered a current prospectus in connection with such sale or such Purchaser shall have confirmed that a current prospectus is deemed to be delivered in connection with such sale in accordance with Rule 172 under the Securities Act (“Rule 172”) or (ii) an exemption therefrom.

4.11        Foreign Investors.  If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

4.12        Acknowledgements Regarding Placement Agent.

(a)           The Purchaser acknowledges that the Placement Agent is acting as the exclusive placement agent on a “best efforts” basis for the Securities being offered hereby and will be compensated by the Company for acting in such capacity.  The Purchaser represents that (i) the Purchaser has a pre-existing relationship with the Placement Agent, (ii) the Purchaser was contacted regarding the sale of the Shares by the Placement Agent (or an authorized agent or representative thereof) with whom the Purchaser entered into a confidentiality agreement and (iii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising.

(b)           The Purchaser acknowledges that the Placement Agent and its directors, officers, employees, representatives and controlling persons have no responsibility for making any independent investigation of the Company’s SEC Documents and make no representation or warranty to the Purchaser, express or implied, with respect to the Company or the Securities or the accuracy, completeness or adequacy of the Company’s SEC Documents or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Purchaser.  In addition, the Purchaser acknowledges that it has not relied on information provided by any of such persons but has conducted its own investigation.

ARTICLE 5

CONDITIONS TO CLOSING OBLIGATIONS OF PURCHASERS

Each Purchaser’s obligation to purchase the Common Shares and/or the Warrants at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

5.1          Representations and Warranties.  The representations and warranties made by the Company in Article 3 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company in Article 3 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

5.2          Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

5.3          Certificates.  The Company shall have delivered to the Purchasers duly executed certificates for the Common Shares and/or the Warrants (in such denominations as indicated below such Purchaser’s name on the applicable signature page hereto).

5.4          Registration Rights Agreement.  The Company shall have duly executed and delivered to the Purchasers the Registration Rights Agreement.

5.5          Legal Opinion.  The Purchasers shall have received on the Closing Date an opinion of Cooley Godward Kronish LLP (“Cooley”), counsel for the Company, dated the Closing Date, in substantially the form of Exhibit C.

5.6          Listing.  The Company shall have complied with all requirements with respect to the listing of the Shares on NASDAQ, except for such requirements not required until after the issuance of the Shares, such requirements to be complied with promptly after the Closing.

5.7          Officer’s Certificate.  The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2.

5.8          Judgments.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

5.9          Secretary’s Certificate.  The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company (or an authorized committee thereof) approving the transactions contemplated by the Transaction Documents and the issuance of the Securities, certifying the current versions of the Restated Certificate and the Bylaws and certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company.

5.10        Stop Orders.  No stop order or suspension of trading shall have been imposed by NASDAQ, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

ARTICLE 6

CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY

The Company’s obligation to sell and issue the Common Shares and the Warrants at the Closing is, at the option of the Company, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

6.1          Receipt of Payment.  The Purchasers shall have delivered payment of the purchase price to the Company for the Common Shares and the Warrants being issued hereunder.

6.2          Representations and Warranties.  The representations and warranties made by the Purchasers in Article 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Purchasers in Article 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

6.3          Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.4          Delivery of Purchaser Questionnaire.  The Company shall have received from each Purchaser a fully completed Purchaser Questionnaire in the form attached hereto as Exhibit B prior to the Closing.

ARTICLE 7

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
COMPLIANCE WITH SECURITIES ACT

7.1          Restrictions on Transferability.  The Securities shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Securities in order to enforce the foregoing restrictions.

7.2          Instruction Sheet.  Each certificate representing Registrable Shares shall bear the Instruction Sheet attached hereto as Exhibit D (in addition to any legends required under applicable securities laws).

7.3          Transfer of Securities.

(a)           Each Purchaser hereby covenants with the Company not to make any sale of the Securities except:

(i)            in accordance with the Registration Statement, in which case such Purchaser shall have delivered a current prospectus in connection with such sale or such Purchaser shall have confirmed that a current prospectus is deemed to be delivered in connection with such sale in accordance with Rule 172; or

(ii)           in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144; or

(iii)         (A) If the transferee has agreed in writing to be bound by the terms of this Agreement and (B) such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

(b)           Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Purchaser that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Purchaser, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company or (iv) an individual transferring to the Purchaser’s family member or trust for the benefit of an individual Purchaser and/or the Purchaser’s family member; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Purchaser hereunder.

(c)           Purchaser further acknowledges and agrees that, if a Purchaser is selling the Securities using the prospectus forming a part of the Registration Statement, such Securities are not transferable on the books of the Company unless the certificate evidencing such Securities is submitted to the Company’s transfer agent and a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form attached hereto as Exhibit E is submitted to Cooley.

ARTICLE 8

MISCELLANEOUS

8.1            Termination.

(a)           This Agreement may be terminated and the sale and purchase of the Common Shares and the Warrants abandoned at any time prior to the Closing, by written notice of any individual Purchaser, if the Closing has not occurred within five business days of the date hereof (other than as a result of the failure on the part of the party giving such notice of termination to perform its covenants and obligations under this Agreement in all material respects); provided, however, that the abandonment of the sale and purchase of the Common Shares and the Warrants shall be applicable only to such Purchaser providing such written notice.

(b)           If this Agreement is terminated pursuant to this Section 8.1 all further obligations of the Company to such Purchaser and of such Purchaser shall terminate; provided,

however, that (i) no party shall be relieved of any liability arising from any breach by such party of any provision of this Agreement and (ii) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in this Article 8.

8.2          Waivers and Amendments.  The terms of this Agreement may be waived or amended with the written consent of the Company and each Purchaser.

8.3          Broker’s Fee.  Each Purchaser acknowledges that the Company intends to pay a fee to the Placement Agent in respect of the sale of the Securities.  Each of the parties to this Agreement represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of Securities to the Purchasers.

8.4          Governing Law.  This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

8.5          Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

8.6          Successors and Assigns.  The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement.  Upon a permitted transfer of a Purchaser’s Securities on the books of the Company in accordance with the terms of Sections 7.3(a)(iii) or 7.3(b), the Purchaser may assign this Agreement to the permitted transferee upon prior written notice to the Company.  Except as set forth in the previous sentence, no Purchaser shall assign this Agreement without the prior written consent of the Company.

8.7          Entire Agreement.  This Agreement (including all schedules and exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

8.8          Notices, etc.  All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or indicated below such Purchaser’s name on the applicable signature page hereto, as appropriate, or at such other address as the Company or the Purchasers may designate by 10 days advance written notice to the other party.

8.9          Severability of this Agreement.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.10        Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Facsimile signatures shall be treated the same as original signatures.

8.11        Further Assurances.  Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.12        Currency.  All references to “dollars” or “$” in this Agreement shall be deemed to refer to United States dollars.

8.13        Waiver of Conflicts.  Each party to this Agreement acknowledges that legal counsel for the Company, Cooley, has in the past and may continue in the future to perform legal services for one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, the representation of the Purchasers in matters of a similar nature to the transactions contemplated herein.  Each party to this Agreement hereby: (a) acknowledges that it has had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the transactions contemplated herein, Cooley has represented the Company and not any individual Purchaser or any individual stockholder, director or employee of the Company; and (c) gives its informed consent to Cooley’s representation of the Company in the transactions contemplated by this Agreement.

8.14        Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the representations and warranties of, or the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The foregoing agreement is hereby executed as of the date first above written.

METABASIS THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Paul K. Laikind, Ph.D.
Paul K. Laikind, Ph.D.
President and Chief Executive Officer

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Hale BioPharma Ventures LLC
Print name of entity

(Printed Name)	By:	/s/ David F. Hale
		Name:	David F. Hale
		Title:	Chairman and CEO

California
Print jurisdiction of organization of entity

Address:	Address:
P.O. Box 8925
Rancho Santa Fe, CA 92067

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	COMMON SHARES	WARRANT SHARES
Purchase Price $23,775.00	10,000	3,000

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	DLJ Capital Corporation
Print name of entity

(Printed Name)	By:	/s/ Craig Slutzkin
		Name:	Craig Slutzkin
		Title:	Attorney in Fact

Delaware
Print jurisdiction of organization of entity

Address:	Address:
11 Madison Avenue
New York, NY 10010

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	COMMON SHARES	WARRANT SHARES
Purchase Price $5,318.95	2,223	937

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Sprout Entrepreneurs Fund, LP
Print name of entity

(Printed Name)	By:	/s/ Craig Slutzkin
		Name:	Craig Slutzkin
		Title:	Attorney in Fact for GP

Delaware
Print jurisdiction of organization of entity

Address:	Address:
11 Madison Avenue
New York, NY 10010

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	COMMON SHARES	WARRANT SHARES
Purchase Price $1,739.69	727	308

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Sprout Capital IX, LP
Print name of entity

(Printed Name)	By:	/s/ Craig Slutzkin
		Name:	Craig Slutzkin
		Title:	Attorney in Fact for GP

Delaware
Print jurisdiction of organization of entity

Address:	Address:
11 Madison Avenue
New York, NY 10010

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	COMMON SHARES	WARRANT SHARES
Purchase Price $443,192.78	185,228	78,074

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Sprout IX Plan Investors, LP
Print name of entity

(Printed Name)	By:	/s/ Craig Slutzkin
		Name:	Craig Slutzkin
		Title:	Attorney in Fact for GP

Delaware
Print jurisdiction of organization of entity

Address:	Address:
11 Madison Avenue
New York, NY 10010

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	COMMON SHARES	WARRANT SHARES
Purchase Price $20,230.33	8,455	3,565

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Domain Public Equity Partners, L.P.
Print name of entity

(Printed Name)	By:	/s/ Nicole Vitullo
		Name:	Nicole Vitullo
		Title:	managing member

Print jurisdiction of organization of entity

Address:	Address:
One Palmer Sq. Suite 515
Princeton, NJ 08542

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	COMMON SHARES	WARRANT SHARES
Purchase Price $652,232.73	273,397	99,870

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Federated Kaufmann Fund, a portfolio of Federated Equity Funds
Print name of entity

(Printed Name)	By:	/s/ Lawrence Auriana
		Name:	Lawrence Auriana
		Title:	Vice President, Federated Global Investment
Management,as attorney-in-fact for Federated Kaufmann
Fund, a portfolio of Federated Equity Funds

Print jurisdiction of organization of entity

Address:	Address:
140 East 45th St.
New York, NY 10017

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	COMMON SHARES	WARRANT SHARES
Purchase Price $1,904,180.16	791,499	416,580

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	MPM BioVentures II, L.P.
Print name of entity

(Printed Name)	By:	MPM Asset Management II, L.P., its General Partner
	By:	MPM Asset Management II LLC, its General Partner

	By:	/s/ Luke Evnin
		Name:	Luke Evnin
		Title:	Investment Manager

Print jurisdiction of organization of entity

Address:	Address:
200 Clarendon Street, 54th Floor
Boston, MA 02116

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	COMMON SHARES	WARRANT SHARES
Purchase Price $13,150.73	5,340	5,241

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	MPM BioVentures II-QP, L.P.
Print name of entity

(Printed Name)	By:	MPM Asset Management II, L.P., its General Partner
	By:	MPM Asset Management II LLC, its General Partner

	By:	/s/ Luke Evnin
		Name:	Luke Evnin
		Title:	Investment Manager

Print jurisdiction of organization of entity

Address:	Address:
200 Clarendon Street, 54th Floor
Boston, MA 02116

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	COMMON SHARES	WARRANT SHARES
Purchase Price $119,142.49	48,379	47,485

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	MPM BioVentures Gmbh & Co. Parallel-Beteiligungs KG
Print name of entity

(Printed Name)	By:	MPM Asset Management II, L.P., in its as the Special Limited Partner
	By:	MPM Asset Management II LLC, its General Partner

	By:	/s/ Luke Evnin
		Name:	Luke Evnin
		Title:	Investment Manager

Print jurisdiction of organization of entity

Address:	Address:
200 Clarendon Street, 54th Floor
Boston, MA 02116

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	COMMON SHARES	WARRANT SHARES
Purchase Price $41,944.63	17,032	16,718

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	MPM Asset Management Investors 2000 B LLC
Print name of entity

(Printed Name)	By:	/s/ Luke Evnin
		Name:	Luke Evnin
		Title:	Investment Manager

Print jurisdiction of organization of entity

Address:	Address:
200 Clarendon Street, 54th Floor
Boston, MA 02116

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	COMMON SHARES	WARRANT SHARES
Purchase Price $2,745.86	1,115	1,094

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Red Abbey Venture Partners, LP
Print name of entity

(Printed Name)	By:	/s/ Matt Zuga
		Name:	Matt Zuga
		Title:	Managing Member of Red Abbey Venture Partners,
LLC (General Partner)

Print jurisdiction of organization of entity

Address:	Address:
2330 W. Joppa Rd. Suite 330
Lutherville, MD 21093

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	COMMON SHARES	WARRANT SHARES
Purchase Price $360,239.03	150,892	57,214

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	InterWest Partners VII, L.P.
Print name of entity

(Printed Name)	By:	/s/ W. Stephen Holmes
		Name:	W. Stephen Holmes
		Title:	Managing Director

California
Print jurisdiction of organization of entity

Address:	Address:
2710 Sand Hill Rd., 2nd Floor
Menlo Park, CA 94025

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	COMMON SHARES	WARRANT SHARES
Purchase Price $2,251,671.81	945,577	312,173

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	InterWest Investors VII, L.P.
Print name of entity

(Printed Name)	By:	/s/ W. Stephen Holmes
		Name:	W. Stephen Holmes
		Title:	Managing Director

California
Print jurisdiction of organization of entity

Address:	Address:
2710 Sand Hill Rd., 2nd Floor
Menlo Park, CA 94025

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	COMMON SHARES	WARRANT SHARES
Purchase Price $107,726.39	45,239	14,937

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

EXHIBIT A

FORM OF WARRANT

See Form of Warrant filed as an exhibit to the Form 8-K filed on April 22, 2008.

EXHIBIT B

PURCHASER QUESTIONNAIRE

INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire Securities Purchase Agreement)

A.                                    Complete the following items in the Securities Purchase Agreement:

1.                                      Provide the information regarding the Purchaser requested on the signature page (please note that the Company will complete the aggregate dollar amount of Common Shares and Warrants committed to be purchased pursuant to the terms of the Agreement based upon information provided in the participation notice and final share allocations). The Securities Purchase Agreement must be executed by an individual authorized to bind the Purchaser.

2.                                      Exhibit B-1 – Stock Certificate Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire.

3.                                      Exhibit B-2 – Purchaser Certificate:

Provide the information requested by the Certificate for Individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

4.                                      Return the signed Securities Purchase Agreement to:

Charles J. Bair, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, California 92121

Fax: 858.550.6420

B.                                    Instructions regarding the transfer of funds for the purchase of Securities will be telecopied to the Purchaser at a later date.

C.                                    Upon the resale of the Registrable Shares by the Purchaser after the Registration Statement covering the Registrable Shares is effective, as described in the Registration Rights Agreement, the Purchaser:

(i)                                    must deliver a current prospectus to the buyer or such Purchaser must confirm that a current prospectus is deemed to be delivered to such buyer in accordance with Rule 172; and

(ii)                                must send a letter in the form of Exhibit E to the Securities Purchase Agreement to the Company so that the Registrable Shares may be properly transferred.

EXHIBIT B-1

METABASIS THERAPEUTICS, INC.

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 4.3 of the Agreement, please provide us with the following information:

1. The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2. The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

3. The mailing address of the Registered Holder listed in response to item 1 above:

4. The Tax Identification Number of the Registered Holder listed in response to item 1 above:

EXHIBIT B-2

METABASIS THERAPEUTICS, INC.

CERTIFICATE FOR INDIVIDUAL PURCHASERS

If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.

CERTIFICATE

I certify that the representations and responses below are true and accurate:

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status.  Please initial each category applicable to you as an investor in the Company.

           (1)        A natural person whose net worth(1), either individually or jointly with such person’s spouse exceeds $1,000,000;

           (2)        A natural person who had an income(2) in excess of $200,000, or joint income with the person’s spouse in excess of $300,000, in 2003 and 2004, and reasonably expects to have individual income reaching the same level in 2005;

           (3)        An executive officer or director of the Company.

Date:
Name(s) of Purchaser

Signature

Signature

(1)   For purposes of this Certificate, “net worth” means the excess of total assets at fair market value over total liabilities, except that the principal residence owned by a natural person shall be valued either (a) at cost, including the cost of improvements, net of current encumbrances upon the property, or (b) at the appraised value of the residence as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.  As used in the preceding sentence, “institutional lender” means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

(2)   For purposes of this Certificate, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:  (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

EXHIBIT B-2

METABASIS THERAPEUTICS, INC.

CERTIFICATE FOR CORPORATE, PARTNERSHIP,
TRUST, FOUNDATION, AND JOINT PURCHASERS

If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

CERTIFICATE

The undersigned certifies that the representations and responses below are true and accurate:

(a)           The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.

(b)           Indicate the form of entity of the undersigned:

☐                                    Limited Partnership

☐                                    General Partnership

☐                                    Corporation

☐                                    Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor:

(Continue on a separate piece of paper, if necessary.)

☐                                    Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries:

 (Continue on a separate piece of paper, if necessary.)

☐                                    Other form of organization (indicate form of organization (                      ).

(c)           Indicate the approximate date the undersigned entity was formed:                          .

(d)           In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

               (1)    A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

               (2)    A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

               (3)    An insurance company as defined in Section 2(13) of the Securities Act;

               (4)    An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

               (5)    A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

               (6)    A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

               (7)    An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

               (8)    A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

               (9)    An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

               (10)  A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

               (11)  An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

  (Continue on a separate piece of paper, if necessary.)

Dated:

Name of investor

Signature and title of authorized

officer, partner or trustee

EXHIBIT C

FORM OF OPINION OF COMPANY COUNSEL

The following opinions shall be given, subject to customary assumptions, qualifications and exceptions to be set forth in the final opinion letter:

1.                                      The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

1.                                      The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

2.                                      The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of California.

3.                                      The Company has the requisite corporate power to execute, deliver and perform its obligations under the Securities Purchase Agreement and the Registration Rights Agreement.

4.                                      Each of the Securities Purchase Agreement and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, except as rights to indemnity and contribution under Section 1.3 of the Registration Rights Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

5.                                      The Common Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Securities Purchase Agreement, the Common Shares will be validly issued, outstanding, fully paid and nonassessable.  The Warrant Shares have been duly authorized, and upon issuance and delivery upon exercise of the Warrants in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, outstanding, fully paid and nonassessable.

6.                                      The execution and delivery of the Securities Purchase Agreement and the Registration Rights Agreement by the Company and the issuance of the Common Shares and the Warrants pursuant to the Securities Purchase Agreement do not violate any provision of the Company’s Amended and Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws and do not violate (a) any governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Securities Purchase Agreement and the Registration Rights Agreement or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, in each case to the extent the violation of which would materially and adversely affect the Company.

7.                                      All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with, any U.S. federal or California regulatory authority or governmental body required for the issuance of the Common Shares and the Warrants have been made or obtained, except for the filing of (a) a Form D pursuant to Securities and Exchange Commission Regulation D and (b) the notice to be filed under California Corporations Code Section 25102.1(d).

8.                                      The offer and sale of the Common Shares and the Warrants are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

EXHIBIT D

METABASIS THERAPEUTICS, INC.

IMPORTANT - DO NOT REMOVE THIS INSTRUCTION SHEET FROM THE ATTACHED SHARE CERTIFICATE UNLESS AND UNTIL THE SHARES ARE SOLD AS FOLLOWS:

(1)   THE SHARES ARE RESOLD PURSUANT TO THE REGISTRATION STATEMENT ON FORM S-3 (NO. [                                ]), AND, IN CONNECTION WITH SUCH RESALE, THE HOLDER HAS PROVIDED TO THE COMPANY OR TO THE TRANSFER AGENT FOR THE COMPANY’S STOCK A PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE AND THE HOLDER HAS DELIVERED A CURRENT PROSPECTUS, OR THE HOLDER HAS CONFIRMED THAT A CURRENT PROSPECTUS IS DEEMED TO BE DELIVERED IN CONNECTION WITH SUCH RESALE IN ACCORDANCE WITH RULE 172 UNDER THE SECURITIES ACT OF 1933, AS AMENDED; OR

(2)   THE SHARES ARE RESOLD IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED THAT, PRIOR TO SUCH RESALE, THE HOLDER HAS NOTIFIED THE COMPANY OF SUCH DISPOSITION AND PROVIDED THE COMPANY WITH WRITTEN ASSURANCES, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH THE REQUIREMENTS OF SUCH EXEMPTION.

DO NOT REMOVE THIS INSTRUCTION SHEET FROM
THE ATTACHED SHARE CERTIFICATE
EXCEPT IN ACCORDANCE WITH
THE INSTRUCTIONS SET FORTH ABOVE.

EXHIBIT E

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

To:  Cooley Godward Kronish LLP

Attention:  Charles J. Bair, Esq.

The undersigned, the selling securityholder or an officer of, or other duly authorized person, hereby certifies that                                                                            represents that it has sold

[fill in name of selling securityholder]

shares of the Common Stock of Metabasis Therapeutics, Inc. and that such shares were sold on                                    either (i) in accordance with the registration statement on Form S-3 with

[date]

file number [                        ], in which case the selling securityholder certifies that such selling securityholder has delivered a current prospectus in connection with such sale or such selling securityholder has confirmed that a current prospectus is deemed to be delivered in connection with such sale in accordance with Rule 172 under the Securities Act of 1933, or (ii) in accordance with Rule 144 under the Securities Act of 1933 (“Rule 144”), in which case the selling securityholder certifies that it has complied with the requirements of Rule 144.

Print or type:

Number of shares sold (if sold on multiple dates, please provide a breakdown by date):

Name of selling securityholder:

Name of individual representing selling securityholder (if an institution):

Title of individual representing selling securityholder (if an institution):

Signature by:

Selling securityholder or individual representative:

EXHIBIT F

REGISTRATION RIGHTS AGREEMENT

See Registration Rights Agreement  filed as an exhibit to the Form 8-K filed on April 22, 2008.